                                                                    Exhibit 99.2



                 SELECTED HISTORICAL FINANCIAL DATA OF CONRAIL

     The following table sets forth selected historical financial data of Conrail. The consolidated statements of operations data for the six months ended June 30, 2004 and 2003 and the consolidated balance sheet data as of June 30, 2004 have been derived from Conrail unaudited consolidated financial statements which are not included in the Prospectus and Consent Solicitation Statement. The consolidated statements of operations data for the years ended December 31, 2003, 2002 and 2001, and the consolidated balance sheet data as of December 31, 2003 and 2002, have been derived from Conrail's audited consolidated financial statements, which are included in the Prospectus and Consent Solicitation Statement. The consolidated balance sheet data as of June 30, 2003 has been derived from our unaudited consolidated financial statements which are not included in the Prospectus and Consent Solicitation Statement. The consolidated statements of operations data for the years ended December 31, 2000 and 1999, and the consolidated balance sheet data as of December 31, 2001, 2000 and 1999, are derived from Conrail's audited consolidated financial statements not included or incorporated by reference in the Prospectus and Consent Solicitation Statement. This data should be read in conjunction with the unaudited pro forma financial information, related notes and other financial information included in the Prospectus and Consent Solicitation Statement.

                                    SIX MONTHS
                                      ENDED
                                     JUNE 30,           FOR THE YEARS ENDED DECEMBER 31,
                                  ---------------   -------------------------------------------
                                   2004     2003     2003     2002     2001     2000    1999(a)
                                  ------   ------   ------   ------   ------   ------   -------
                                                         ($ IN MILLIONS)
RESULTS OF OPERATIONS
Railway Operating Revenues......  $  466   $  457   $  918   $  893   $  903   $  985   $2,168
Railway Operating Expenses......     323      328      659      623      639      749    2,033
                                  ------   ------   ------   ------   ------   ------   ------
     INCOME FROM RAILWAY
       OPERATIONS...............     143      129      259      270      264      236      135
Interest Expense................     (49)     (50)     (99)    (104)    (109)    (124)    (151)
Other Income, Net...............      54       41       95       92       96      149       76
                                  ------   ------   ------   ------   ------   ------   ------
Income from Continuing
  Operations before Income Taxes
  and Accounting Change(s)......     148      120      255      258      251      261       60
Provision for Income Taxes......      54       44       93       71       81       94       19
                                  ------   ------   ------   ------   ------   ------   ------
Income from Continuing
  Operations before Accounting
  Change(s).....................      94       76      162      187      170      167       41
Cumulative Effect of Change(s)
  in Accounting
  Principle(s)(b)...............      (1)      40       40       --       --       --       --
                                  ------   ------   ------   ------   ------   ------   ------
NET INCOME......................  $   93   $  116   $  202   $  187   $  170   $  167   $   41
                                  ======   ======   ======   ======   ======   ======   ======

                                                        (footnotes on next page)

                                     SIX MONTHS
                                       ENDED
                                      JUNE 30,           FOR THE YEARS ENDED DECEMBER 31,
                                  ---------------   -------------------------------------------
                                   2004     2003     2003     2002     2001     2000    1999(a)
                                  ------   ------   ------   ------   ------   ------   -------
                                                         ($ IN MILLIONS)
FINANCIAL POSITION (AS OF PERIOD
  END)
Total Assets....................  $8,154   $8,075   $8,101   $8,040   $7,958   $7,939   $8,284
Total Long-Term Debt, including
  Current Maturities............   1,139    1,158    1,125    1,180    1,216    1,290    1,621
Stockholder's Equity............   4,444    4,237    4,350    4,120    3,990    3,887    3,278
OTHER
Capital Expenditures............  $    9   $   16   $   35   $   23   $   47   $  220   $  176
Employees--End of Period........   1,296    1,375    1,346    1,415    1,544    1,750    2,315

------------

(a) The operations of Conrail substantially changed beginning June 1, 1999, when CSXT and NSR began operating a portion of Conrail's properties under operating agreements. Effective on that date, Conrail's major source of operating revenues became operating fees and lease rentals from CSXT and NSR. The composition of Conrail's operating expenses was also impacted by the change in operations. As a result, Conrail's 1999 results reflect both freight railroad operations through May 31, 1999 and Conrail's newly restructured operations thereafter.

(b) Net income in 2004 reflects a cumulative effect accounting change related to the consolidation of a locomotive leasing company that decreased net income by $1 million. Net income in 2003 reflects a cumulative effect accounting change related to the cost to remove railroad crossties that increased net income by $40 million.